Exhibit 99.2

CIT to Sell Commercial Air Business to Avolon Holdings Executing on Our Strategic Priorities October 6 , 2016

1 This presentation contains forward - looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated . The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward - looking statements . All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward - looking statements that involve certain risks and uncertainties . While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially . Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that ( i ) Bohai shareholders do not approve the transaction or that CIT does not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions, (iii) the risk that the transaction does not close or that there are changes in the anticipated timing for closing the transaction, (iv) there are difficulties, delays or unexpected costs in separating Commercial Air from CIT or in implementing the transaction, (v) business disruption during the pendency of or following the transaction, including diversion of management time, (vi) the risk that CIT is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated, (vii) the risk that CIT is unsuccessful in implementing its strategy and business plan, (viii) the risk that CIT is unable to react to and address key business and regulatory issues, (ix) the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and (x) the risk that CIT becomes subject to liquidity constraints and higher funding costs . We describe these and other risks that could affect our results in Item 1 A, “Risk Factors,” of our latest Annual Report on Form 10 - K for the year ended December 31 , 2015 , which was filed with the Securities and Exchange Commission . Accordingly, you should not place undue reliance on the forward - looking statements contained in this press release . These forward - looking statements speak only as of the date on which the statements were made . CIT undertakes no obligation to update publicly or otherwise revise any forward - looking statements, except where expressly required by law . This presentation is to be used solely as part of CIT management’s continuing investor communications program . This presentation shall not constitute an offer or solicitation in connection with any securities . Important Notices

2 Executing on Our Strategic Priorities  $10.0 billion purchase price for adjusted net asset amount of $9.4 billion, a premium of 6.7%  Implied price to book value multiple of approximately 1.2x based on allocated equity of $3.3 billion  Maximizes shareholder value while balancing timing, certainty of execution, funding and tax implications  Decision follows a comprehensive review process of a wide range of transaction structures CIT has entered into a definitive agreement to sell CIT Commercial Air, its c ommercial a ircraft l easing business to Avolon Holdings Limited ( Avolon )  Received ‘ Non - Objection’ from the Federal Reserve Bank of New York to the Amended Capital Plan submitted in June 2016 In connection with the sale, intend to return up to $3.3 billion of capital to shareholders and repurchase approximately $6 billion of unsecured d ebt  Pro Forma 80 % of assets will be in CIT Bank and deposits will represent approximately 75% of funding  Transaction simplifies CIT and reduces reliance on wholesale debt Transaction advances s trategy to become a leading n ational m iddle m arket b ank Data as of 6/30/16

Transaction Overview

Summary Terms	
Acquiror	■ Avolon Holdings Limited ("Avolon"), the Irish aircraft leasing subsidiary of Bohai Capital Holding Co. Ltd. ("Bohai"), a Chinese public company
Business Being Sold	■ Adjusted assets and certain liabilities [1] ■ Operations ■ Forward order commitments
Consideration	■ 100% cash
Closing timing and conditions	■ Targeted close by end of Q1 2017, subject to HSR, other local competition, Bohai shareholder, Chinese regulatory and stock exchange approvals, as well as customary closing conditions ■ HNA Group, Bohai's majority shareholder, has agreed to vote its shares in Bohai in favor of the transaction
Transaction protection	■ To reflect its commitment to the transaction, Avolon has deposited $500 million into an escrow account with a U.S. bank, which will increase by $100 million to $600 million once certain restructuring steps are undertaken prior to closing ■ Reverse termination fee is payable to CIT in certain circumstances if the transaction is not consummated

Data as of 6/30/16

Summary Value ($ Billions)	
Purchase price	$10.0
(–) Adjusted net asset amount[1]	(9.4)
Premium	$0.6
Premium to Adjusted Net Asset Amount	**6.7%**
Allocated equity	~$3.3
Premium to Allocated Equity[2]	**1.2x**

[1] Includes certain CIT Commercial Air's assets of $11.1 billion and liabilities of $1.7 billion. See page 9 in appendix for reconciliation to C2 Aviation Capital's Form 10.

[2] Calculated as implied equity of $3.9 billion (allocated equity of $3.3 billion plus premium of $0.6 billion) divided by allocated equity of $3.3 billion.

Adjusted Net Asset Amount sold will reflect certain assets and liabilities at transaction close but premium amount is fixed

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Enables Significant Capital and Liability Management Actions

Plans Pursuant to Amended Capital Plan

$ in billions

Equity

- Return of approximately $2.975 billion of common equity to shareholders from the net proceeds of the transaction
- Additional return of up to $0.325 billion of common equity contingent upon the issuance of an equivalent amount of Tier 1 qualifying preferred stock
- Payment of post-transaction common dividends of $64 million per year, subject to quarterly approval by CIT's Board of Directors



~$0.3
~$3.0
~34% of TCE
~$6.5
Remaining TCE [1]
Expected Capital Return

Wholesale Debt

- Repurchase approximately $6 billion of unsecured debt
- Repay or transfer $1.8 billion of structured financings currently associated with the business



Repurchase / Repay or Transfer
Remaining
~$6.0
~$4.6
~$1.8
~$2.1
Unsecured Debt
Structured Financings

Data as of 6/30/16

[1] TCE amount before transaction impact

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Pro Forma Capitalization

Pro Forma Capitalization ($ Billions)	
Items are pre-tax	
Tangible common equity as of 6/30/16	$9.8
(+) Premium	0.6
(–) Other settlement items	(0.2)
(–) Transaction adjustments, including debt extinguishment[1]	(0.4)
(–) GAAP taxes	(1.1)
Pro forma tangible common equity, prior to distributions	$8.7
(–) Expected capital return	(3.0) – (3.3)
Pro forma tangible common equity, after distributions	**$5.4 – $5.7**

$1.1 Billion Estimated Reduction TBV Impact

Capital ($ Billions)	Current (6/30/16)	Pro Forma (ex-Commercial Air)
GAAP TCE [2]	$9.8	$5.4 – 5.7
CET1	9.1	5.5 – 5.8
RWA	67.8	47.2
CET1 ratio	13.4%	11.7 – 12.4%

Data as of 6/30/16 – Pro Forma metrics reflects post-closing capital return. Capital ratios are based on fully phased in Basel III estimates

[1] Includes estimated costs of early redemption of unsecured debt and structured financings; one-time restructuring costs; and elimination of CIT Commercial Air's goodwill and intangibles

[2] See page 11 for reconciliation of non-GAAP metrics

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6 Advancing Our Strategy to Become a Leading National Middle Market Bank Focus on Our Core Businesses Improve Profitability and Return Capital Maintain Strong Risk Management

Appendix

Tax Implications

- CIT had $5.7 billion of U.S. Federal NOLs contributing $2.0 billion of gross deferred tax assets as of 12/31/2015
  - $4.0 billion were unrestricted, while $1.7 billion were subject to Section 382 utilization limitation of $265 million per year
- Selling CIT Commercial Air is expected to consume the full $4.0 billion unrestricted NOL and result in additional cash taxes of ~$200 million
  - Pro forma, CIT will have a net deferred tax liability and no deferred tax asset disallowed from regulatory capital
- CIT expects to generate sufficient U.S. taxable income to utilize all of the remaining $1.7 billion of restricted NOLs before they expire
- In 2017, CIT's effective GAAP tax rate is expected to be in the mid-30% range, and it is expected to become a cash taxpayer

Deferred Tax Asset/(Liability) Balance as of 12/31/2015 10-K ($ Billions)

	12/31/2015 10-K			Pro Forma	
	Gross Balance	Valuation Allowance	Net Balance	Transaction Adjustments	Pro Forma Net Balance
U.S. Federal NOLs	$2.0		$2.0	($1.4)	$0.7
State NOLs	0.4	(0.3)	0.2		0.2
Non-U.S. NOLs	0.4	(0.1)	0.3	(0.3)	0.0
Other Deferred Tax Assets	0.8		0.8		0.8
Gross Deferred Tax Assets	$3.6	($0.3)	$3.3	($1.7)	$1.7
(–) Deferred Tax Liabilities from Operating Leases	(2.0)		(2.0)	0.7	(1.3)
(–) Other Deferred Tax Liabilities	(0.5)		(0.5)	0.1	(0.4)
Net Deferred Tax Asset/(Liability)	**$1.1**	**($0.3)**	**$0.8**	**($0.9)**	**($0.1)**
DTA Disallowed From Regulatory Capital			**$0.8**		**$0.0**

Amounts may not sum due to rounding

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Reconciliation to Form 10 Financial Statements of CIT Commercial Air

$ Millions	Balance Sheet June 30, 2016 Form 10 Filing	Adjustments to Carve-Out Financials[1]	Adjusted[1]
Cash and cash equivalents	$668	($477)[2]	$192
Finance leases and loans, net	345		345
Operating lease equipment, net	9,686		9,686
Flight equipment held for sale	93		93
Deposits on flight equipment	765	(40)[3]	725
Other assets	392	(371)[4]	21
Total assets	**$11,948**	**($887)**	**$11,061**
Accounts payable, accrued expenses and other	$276	($72)	$205
Rentals received in advance	53		53
Security deposits	164		164
Maintenance reserves	1,052		1,052
Secured borrowings	1,926	(1,707)[5]	219
Notes payable to related parties	1,560	(1,560)[6]	0
Total liablities	**$5,032**	**($3,339)**	**$1,693**
Adjusted Net Asset Amount	**$6,916**	**$2,452**	**$9,368**

Note: As of 6/30/2016; CIT Commercial Air's Form 10 Financial Statement was under the name of "C2 Aviation Capital, Inc." as registrant

[1] Based on carrying value as of 6/30/16

[2] Adjusted to remove restricted cash associated with secured debt that is to be paid off prior to closing

[3] Adjusted to exclude capitalized interest

[4] Adjusted to remove assets that will not be transferred in the transaction including $123 million of goodwill and intangibles, $105 million of net deferred tax assets, $85 million of intercompany CIT Group obligations, $59 million unconsolidated equity method investment

[5] Adjusted to reflect planned redemption of CAF III portion of CIT Group's total return swap financing facility and ECA financing

[6] Adjusted to remove intercompany CIT Group obligations

Data as of 6/30/16

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10 Creating a Leading National Middle Market Bank Loan and Lease C omposition Current (6/30/16) Illustrative e x - Commercial Air (6/30/16) Funding Composition Commercial loans 50% Residential mortgages 10% Consumer 4% Operating leases 36% Total: $ 47 bn Residential mortgages 14% Commercial loans 62 % Consumer 5% Operating leases 19 % Total: ~$ 37 bn Wholesale debt 29% FHLB 6% Deposits 65% Total: $50bn Wholesale debt ~20% FHLB ~5% Deposits ~ 75 % Total: ~$ 45 bn Total Assets CIT Bank 65% Holding Company 35% Total: $ 67 bn CIT Bank ~80% Holding Company ~20% Total: ~$ 55 bn Data as of 6/30/16 Loan and Lease Composition excludes assets held for sale

11 Non - GAAP (Tangible Common Equity) June 30, Tangible Book Value(1) 2016 Total common stockholders' equity 11.1$ Less: Goodwill and intangible assets (1.3) Tangible common equity 9.8$ (1) Tangible common equity is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible common equity is used by the Company for various analysis, including to compute a per common share amount to evaluate our use of equity. CIT GROUP INC. AND SUBSIDIARIES Non-GAAP Disclosures (dollars in billions)

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